UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 10, 2013

Date of Report (Date of earliest event reported)

PROOFPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35506	51-0414846
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

892 Ross Drive, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 10, 2013, Proofpoint, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act.

The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter and with respect to the election of directors were as indicated:

(1)  Holders of Common Stock voted to elect two Class I directors, each to serve for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Withheld	Broker Non-Votes
Philip Koen	28,654,727	493,477	2,596,511
Douglas Garn	28,654,727	493,477	2,596,511

(2)  Holders of Common Stock voted to ratify the appointment of PricewaterhouseCoopers LLP as its principal independent registered public accounting firm for the fiscal year ending December 31, 2013 as follows:

Shares voted in favor:	31,610,704
Shares voted against:	127,153
Shares abstaining:	6,858

(3) Holders of Common Stock voted to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement as follows:

Shares voted in favor:	28,449,825
Shares voted against:	589,153
Shares abstaining:	109,226
Broker Non-Votes:	2,596,511

(4)  Holders of Common Stock voted to approve, in a non-binding vote, the option of holding an advisory vote to approve the compensation of the Company’s executive officers every 3 years as follows:

Shares voted in favor of 3 years:	18,130,018
Shares voted in favor of 2 years:	130,812
Shares voted in favor of 1 year:	10,778,131
Shares abstaining:	109,243
Broker Non-Votes:	2,596,511

(5)  Holders of Common Stock voted to re-approve the share grant limitations, for purposes of Section 162(m) of the Internal Revenue Code, of the Company’s 2012 Equity Incentive Plan as follows:

Shares voted in favor:	20,264,362
Shares voted against:	8,883,742
Shares abstaining:	100
Broker Non-Votes:	2,596,511

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013	PROOFPOINT, INC.

	By:	/s/ Paul Auvil
Paul Auvil
Chief Financial Officer